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                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                      XL Insurance (Bermuda) Ltd

Address:                   XL House
                           One Bermudiana Road
                           Hamilton HM 11 Bermuda
Designated Filer:          XL Capital Ltd.
Issuer and Ticker Symbol:  Primus Guaranty, Ltd. ("PRS")

Date of Event
     Requiring Statement:  10/5/04

                           XL Insurance (Bermuda) Ltd

Signature:                 By:      /s/ Paul S. Giordano
                               ------------------------------------------




Name:                      XL Capital Principal Partners I, L.L.C.

Address:                   XL House
                           One Bermudiana Road
                           Hamilton HM 11 Bermuda
Designated Filer:          XL Capital Ltd

Issuer and Ticker Symbol:  Primus Guaranty, Ltd. ("PRS")

Date of Event
     Requiring Statement:  10/5/04

                           XL Capital Principal Partners I, L.L.C.

                           By:  XL Capital Partners Corporation(1)

Signature:                      By:       /s/ Paul S. Giordano
                                    --------------------------------------


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(1)  XL Capital Partners Corporation, a Cayman Islands corporation, is the
     General Partner of XL Capital Partners I, L.P., and XL Principal Partners I, L.P., which are the Managing Members of XL Capital Principal Partners I, L.L.C.